7th Annual Membership Meeting March 5, 2013

 This presentation contains financial information for the first quarter of the fiscal year ending September 31, 2013 which have not been audited and have been derived from our unaudited books and records only. This means that the financial results for the period have not been independently reviewed by a certified public accountant and there is no assurance from a qualified, independent, third party that the assumptions and other information underlying the financial results is reasonable. Further, this presentation contains forward looking statements that can, in some cases, be identified by the use of words such as "may," "will," "should," "anticipate," "believe," "expect," "plan," "future," "intend," "could," "estimate," "predict," "hope," "potential," "continue," or the negative of these terms or other similar expressions. These statements are only our predictions and involve numerous assumptions, risks and uncertainties, including those referenced in our fiscal 2012 Form 10-K, 10-Q and other filings with the SEC which are specifically incorporated by reference herein. Our actual results or actions could and likely will differ materially from those anticipated in the forward looking statements.

 Welcome  Introductions  Recognition of Quorum  Secretary Report  Call Meeting to Order  Business Presentation  Voting  Election Results  Meeting Adjourn

 Chairman – Sid Mauch  Chief Executive Officer – Gerald Bachmeier  Chief Financial Officer – Kent Anderson  Governors: ◦ Tim Meuchel, Vice Chairman/ Chairman of Risk Management committee ◦ Ambrose Hoff, Secretary ◦ Ron Aberle, Chairman of Audit committee and Nominating committee ◦ Mike Appert ◦ Frank Kirschenheiter ◦ Bill Price

• Renewable Fuels Association • Bob Dinneen – President • Renewable Products Marketing Group Paula Rheault – CFO • Inspector of Election and SEC Legal Counsel – Brown Winick Joe Leo • Independent Auditor – Eide Bailly Dave Glennon • Qualified Matching Service Manager – Alerus Securities • Jayson Menke

Quorum is constituted as of the Record Date, 40,148,160 Class A Membership Units were outstanding. The presence of members holding majority of the total outstanding membership units constitutes a quorum. We need 20,074,080 Membership Units represented at the meeting to constitute a quorum. If you submitted a properly executed proxy, then you are considered part of the quorum even if you are not physically attending the meeting.

Chief Executive Officer Gerald Bachmeier

 Don Zwicker – Grain Merchandiser  Ryan Wiege – Corn Buyer  Jean Butterfield – Environmental, Health & Safety Manager  DeEll Jordre – Human Resources and Accounts Payable Manager  Vicky Schantz – Staff Accountant  Jennifer Ondracek – Executive Assistant & Investor Relations

 Significant accomplishments: ◦ Finalized mediated settlement agreement with design/builder in March. ◦ Refinanced construction loan into a 5-year term loan in April. ◦ Implemented corn oil extraction system in April. ◦ Received ‘Permit to Operate’ from North Dakota Department of Health in December.

 Significant challenges: ◦ Drought combined with ethanol supply/demand issues created a very challenging margin environment throughout 2012

 Financial Statements ◦ Fiscal year ended September 30, 2012 ◦ Quarter ended December 31, 2012  Administrative Update  Qualified Matching Service Update

Fiscal year ended September 30, 2012 Nine-month transition period ended September 30, 2011 Revenues $131,458,769 $112,290,222 Gross profit (loss) ($4,555,159) $4,153,138 General & admin expenses $2,224,351 $1,972,679 Operating income (loss) ($6,779,510) $2,180,459 Interest & other income $3,016,567 $3,268,833 Interest expense ($935,032) ($1,596,997) Net income (loss) ($4,697,975) $3,852,295

2012 2011 Revenues $42,258,878 $37,427,000 Gross Profit $547,252 $955,938 General & admin expenses $526,247 $675,307 Operating income $21,005 $280,631 Interest & other income $46,677 $1,814,918 Interest expense ($238,991) ($474,799) Net income (loss) ($171,309) $1,620,750

◦ New auditors in 2012– Eide Bailly ◦ Tax prep – K-1s mailed first week in Feb ◦ Plans are to implement ACH/direct deposit for corn suppliers in 2013.

Sale Date Units Sold Price per unit 03/15/2012 100,000 $0.55 03/15/2012 11,672 $0.65 03/15/2012 8,328 $0.65 03/15/2012 12,372 $0.65 03/15/2012 5,000 $0.65 04/03/2012 10,000 $0.55 04/03/2012 3,000 $0.54 04/03/2012 15,000 $0.55 04/12/2012 10,000 $0.54 05/09/2012 14,187 $0.55 05/09/2012 15,813 $0.55

Sale Date Units Sold Price per unit 05/16/2012 15,813 $0.55 05/16/2012 20,000 $0.65 06/08/2012 30,000 $0.60 08/08/2012 100,000 $0.50 08/29/2012 50,000 $0.50 09/14/2012 40,000 $0.60 09/20/2012 10,000 $0.58 09/21/2012 50,000 $0.50 10/09/2012 10,000 $0.50 02/04/2013 5,068 $0.50 02/28/2013 25,000 $0.50 Total 561,253 $0.55 (Avg) Transactions since last annual meeting (continued)

Effective Date Expiration Date Units Available Price per Unit 01/31/2013 05/16/2013 10,000 $0.75 Current Listings (As of 3/4/13)

Unit Wanted Price per Unit 100,000 $0.50 Offers to Buy (As of 3/4/13)

 SEC Deregistration  Transloading  Natural Gas  Grain Storage

 Unnecessary administrative overhead continues to put RTE at a disadvantage with non-SEC competitors.  RTE board has been encouraged by some members to pursue deregistration again.  Important to keep this subject on the member’s radar as it is likely to come up again, in some shape or form.

 Four additional counties near RTE included in Federal Insurance T-Yields ◦ Dunn ◦ Grant ◦ Hettinger ◦ Stark Last year ◦ Mercer ◦ Morton ◦ Oliver

 3.6 Million crop acres.  Last year 8% or 280,000 were corn acres.  Four new crop insurance counties for corn. (Dunn, Grant, Hettinger & Stark)  That equates to additional 132,000 corn acres.  412,000 at 60 bu. / acre equals 25 million bushels.  RTE will grind 18-19 million bushels.

Q & A

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 Proposal – Election of Governors  Frank Kirschenheiter  Sid Mauch  Anthony Mock

VOTING

Election Results

Adjournment of Meeting